Exhibit 99.1

The Priceline Group Reports Financial Results for 3rd Quarter 2016
NORWALK, CT – November 7, 2016. . . The Priceline Group Inc. (NASDAQ: PCLN) today reported its 3rd quarter 2016 financial results. Third quarter gross travel bookings for The Priceline Group (the "Company," the "Group," "we," "our," or "us"), which refers to the total dollar value, generally inclusive of all taxes and fees, of all travel services purchased by its customers, net of cancellations, were $18.5 billion, an increase of 25% over a year ago (approximately 26% on a constant-currency basis).
The Group's gross profit for the 3rd quarter was $3.6 billion, a 22% increase from the prior year (approximately 23% on a constant-currency basis). International operations contributed gross profit in the 3rd quarter of $3.3 billion, a 25% increase versus a year ago (approximately 26% on a constant-currency basis).
Net income in the 3rd quarter was $506 million, a 58% decrease versus the prior year. Net income was $10.13 per diluted share, a 57% decrease as compared to the prior year. Net income and net income per diluted share for the 3rd quarter were negatively impacted by a non-cash charge of $941 million relating to an impairment of OpenTable's goodwill. The impairment charge is a result of a change in business strategy as it relates to OpenTable's international expansion and other growth opportunities. This change in strategy resulted in OpenTable updating its forecasted financial results to reflect a material reduction in forecasted long-term financial results from these initiatives. While OpenTable will continue to pursue these growth opportunities, they will do so on a more measured and deliberate basis.
Non-GAAP net income was $1.6 billion, a 20% increase versus the prior year. Non-GAAP net income was $31.18 per diluted share, a 23% increase compared to $25.35 per diluted share a year ago. FactSet consensus for 3rd quarter non-GAAP net income was $29.92 per diluted share. Adjusted EBITDA for the 3rd quarter 2016 was $1.9 billion, an increase of 19% versus a year ago. Non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA exclude the goodwill impairment charge related to OpenTable discussed above, as well as other non-GAAP adjustments detailed below. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.
“The Priceline Group brands executed well during our peak summer travel season,” said Jeffery H. Boyd, Chairman and Interim Chief Executive Officer of The Priceline Group. “Globally, our accommodation business booked 150 million room nights in the 3rd quarter, up 29% over the same period last year. The acceleration in room night growth demonstrates the favorable market in which we operate as well as the value of our diverse global platform.”
Looking forward to the 4th quarter, Mr. Boyd said, “We will continue to invest in smartly marketing our brands and in the tools and technology that benefit both our customers and partners in the online travel marketplace. We also look forward to pushing ahead with OpenTable to build on their strong brand with a strategy that supports both building the core business and international expansion at a more measured pace.”

Non-GAAP Financial Measures
The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.

To supplement the Unaudited Consolidated Financial Statements, the Group uses the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with generally accepted accounting principles in the United States.
The Group uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Group believes that these non-GAAP financial measures are useful for analysts and investors to evaluate the Group’s ongoing operating performance because they facilitate comparison of the Group’s results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently than those calculated by the Group). These non-GAAP financial measures, in particular adjusted EBITDA, non-GAAP operating income, and non-GAAP net income are not intended to represent funds available for the Group's discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flow from operations as measured under GAAP. The items excluded from these non-GAAP measures, but included in the calculation of their closest GAAP equivalent, are significant components of our consolidated statements of operations and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP net income for the 3rd quarter 2016 and for previously reported quarters is reported under our old non-GAAP methodology ("Old Methodology") and is reported as net income with the following adjustments:

•
excludes the impact, if any, of significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings,

•	excludes stock-based employee compensation expense,

•	excludes amortization expense of intangibles,

•	excludes the impact, if any, of significant charges related to the impairment of goodwill,

•	excludes non-cash interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment, if any, related to our convertible debt,

•	excludes the impact, if any, of significant gains or losses on the sale of cost-method investments and significant charges related to other-than-temporary impairments of such investments, and

•
excludes income tax expense where no tax payments are owed because of existing net operating losses, primarily related to U.S. federal and state income taxes, and reflects the tax impact of non-GAAP adjustments.

Because non-GAAP net income under our Old Methodology has been adjusted to exclude stock-based employee compensation expense, the non-GAAP share count used for calculating non-GAAP net income per share includes additional shares to reflect the total weighted-average shares for unvested restricted stock units and performance share units currently estimated to be issued at the end of the vesting periods.
In addition to the adjustments listed above regarding non-GAAP net income, adjusted EBITDA excludes depreciation expense, interest income, interest expense and income tax expense and includes the impact of foreign currency transactions and other expenses.
We evaluate certain financial metrics and financial measures on both an as-reported and constant-currency basis.  We calculate constant currency by converting our current-year period financial results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.
The attached financial and statistical supplement includes reconciliations of the Group's financial results under GAAP to non-GAAP financial information for the three and nine months ended September 30, 2016 and 2015 described above under our Old Methodology.

On August 4, 2016, the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission stating that beginning with the Company’s 4th quarter 2016 financial guidance, the Company will cease adjusting both non-GAAP net income and adjusted EBITDA for stock-based employee compensation expense. In addition, the Company stated that it will also discontinue adjusting non-GAAP net income to exclude the income tax expense where no tax payments are owed because of existing net operating losses (“NOLs”). Further, since the Company will no longer exclude stock-based employee compensation, a non-GAAP share count will no longer be calculated and the Company will use its GAAP share count to calculate non-GAAP net income per diluted share.
A reconciliation of the Group's financial results for certain prior periods under the new non-GAAP methodology ("New Methodology") has been included in the attached financial and statistical supplement as Exhibit 1.

Financial Guidance for 4th Quarter 2016 (New Methodology)

	Guidance Ranges
(U.S. Dollars in millions, except per share amounts)	Low	High
Metrics
Year over year growth - Room nights booked	20%	25%
Year over year growth - Total gross travel bookings	16%	21%
Year over year growth - Total gross travel bookings (constant currency)	17%	22%

GAAP
Year over year growth - Gross profit	13%	18%
Year over year growth - Gross profit (constant currency)	14%	19%
Net income	$570	$600
Net income per diluted share	$11.40	$12.00
Year over year growth - Net income per diluted share	14%	20%

Non-GAAP
Non-GAAP Net income	$610	$640
Non-GAAP Net income per diluted share	$12.20	$12.80
Year over year growth - Non-GAAP net income per diluted share	14%	19%
Adjusted EBITDA	$755	$795

Non-GAAP net income and non-GAAP net income per diluted share exclude amortization of intangible assets and non-cash interest expense related to the amortization of debt discount and the related tax effect of these items. FactSet consensus for 4th quarter non-GAAP net income is $12.88 per diluted share, which is derived from the analysts who are reporting earnings estimates in a method consistent with our New Methodology for non-GAAP reporting.

Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Group's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Group's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for travel services;
-- the effects of increased competition;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;
-- our ability to expand successfully in international markets;
-- our performance advertising efficiency;
-- any change by a major search engine in how it presents travel search results or conducts its auction for search placement in a manner that is competitively disadvantageous to us;
-- adverse changes in the Group's relationships with travel service providers and restaurants;
-- systems-related failures and/or security breaches;
-- the ability to attract and retain qualified personnel;
-- volatility in the price of our common stock; and
-- tax, legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Group's actual results to differ materially from those described in the forward-looking statements, please refer to the Group's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission. Unless required by law, the Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About The Priceline Group
The Priceline Group (NASDAQ: PCLN) is the world leader in online travel and related services, provided to customers and partners in over 220 countries through six primary brands - Booking.com, priceline.com, KAYAK, agoda.com, Rentalcars.com, and OpenTable. The Priceline Group’s mission is to help people experience the world.  For more information, visit pricelinegroup.com and follow us on Twitter @PricelineGroup.

###
For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@pricelinegroup.com
For Investor Relations: Michael Noonan (203) 299-8489 michael.noonan@pricelinegroup.com

The Priceline Group Inc. UNAUDITED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$2,422,269	$1,477,265
Restricted cash	857	806
Short-term investments	1,956,047	1,171,246
Accounts receivable, net of allowance for doubtful accounts of $21,859 and $15,014, respectively	1,105,086	645,169
Prepaid expenses and other current assets	349,323	258,751
Total current assets	5,833,582	3,553,237
Property and equipment, net	339,805	274,786
Intangible assets, net	2,040,213	2,167,533
Goodwill	2,416,338	3,375,000
Long-term investments	9,296,417	7,931,363
Other assets	107,429	118,656
Total assets	$20,033,784	$17,420,575

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$494,607	$322,842
Accrued expenses and other current liabilities	882,081	681,587
Deferred merchant bookings	568,304	434,881
Convertible debt	960,984	—
Total current liabilities	2,905,976	1,439,310
Deferred income taxes	802,433	892,576
Other long-term liabilities	141,096	134,777
Long-term debt	6,347,205	6,158,443
Total liabilities	10,196,710	8,625,106

Convertible debt	34,504	—

Stockholders' equity:
Common stock, $0.008 par value; authorized 1,000,000,000 shares, 62,362,948 and 62,039,516 shares issued, respectively	484	482
Treasury stock, 13,009,773 and 12,427,945 shares, respectively	(6,584,117)	(5,826,640)
Additional paid-in capital	5,410,913	5,184,910
Retained earnings	10,652,944	9,191,865
Accumulated other comprehensive income	322,346	244,852
Total stockholders’ equity	9,802,570	8,795,469
Total liabilities and stockholders' equity	$20,033,784	$17,420,575

The Priceline Group Inc. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Agency revenues	$2,892,449	$2,345,673	$6,245,439	$5,127,174
Merchant revenues	620,290	596,503	1,608,189	1,637,191
Advertising and other revenues	177,813	160,725	540,945	459,627
Total revenues	3,690,552	3,102,901	8,394,573	7,223,992
Cost of revenues	101,489	155,619	356,242	511,568
Gross profit	3,589,063	2,947,282	8,038,331	6,712,424
Operating expenses:
Performance advertising	1,040,149	784,729	2,740,821	2,176,963
Brand advertising	72,792	67,858	254,958	219,543
Sales and marketing	124,865	93,069	322,710	269,536
Personnel, including stock-based compensation of $54,074, $58,274, $175,050 and $172,446, respectively	347,610	305,329	988,615	853,469
General and administrative	114,586	109,706	340,273	308,829
Information technology	36,389	28,830	104,974	81,347
Depreciation and amortization	78,745	69,054	229,328	201,730
Impairment of goodwill	940,700	—	940,700	—
Total operating expenses	2,755,836	1,458,575	5,922,379	4,111,417
Operating income	833,227	1,488,707	2,115,952	2,601,007
Other income (expense):
Interest income	24,218	14,682	65,857	39,315
Interest expense	(55,480)	(41,436)	(152,664)	(116,462)
Foreign currency transactions and other	(4,431)	(5,783)	(15,362)	(12,070)
Impairment of cost-method investments	—	—	(63,208)	—
Total other expense	(35,693)	(32,537)	(165,377)	(89,217)
Earnings before income taxes	797,534	1,456,170	1,950,575	2,511,790
Income tax expense	291,517	259,438	489,496	464,699
Net income	$506,017	$1,196,732	$1,461,079	$2,047,091
Net income applicable to common stockholders per basic common share	$10.24	$23.67	$29.49	$39.87
Weighted-average number of basic common shares outstanding	49,420	50,550	49,548	51,344
Net income applicable to common stockholders per diluted common share	$10.13	$23.41	$29.19	$39.40
Weighted-average number of diluted common shares outstanding	49,975	51,130	50,048	51,952

The Priceline Group Inc. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Nine Months Ended September 30,
	2016	2015
OPERATING ACTIVITIES:
Net income	$1,461,079	$2,047,091
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	101,953	73,520
Amortization	127,375	128,210
Provision for uncollectible accounts, net	32,401	17,242
Deferred income tax benefit	(71,972)	(63,675)
Stock-based compensation expense and other stock-based payments	175,131	174,068
Amortization of debt issuance costs	5,747	5,913
Amortization of debt discount	51,512	49,868
Impairment of goodwill	940,700	—
Impairment of cost-method investments	63,208	—
Changes in assets and liabilities:
Accounts receivable	(470,295)	(289,604)
Prepaid expenses and other current assets	(104,097)	(86,808)
Accounts payable, accrued expenses and other current liabilities	526,414	191,881
Other	(20,968)	(26,547)
Net cash provided by operating activities	2,818,188	2,221,159

INVESTING ACTIVITIES:
Purchase of investments	(4,820,737)	(5,597,897)
Proceeds from sale of investments	2,835,570	3,180,981
Additions to property and equipment	(168,076)	(126,637)
Acquisitions and other investments, net of cash acquired	(811)	(135,664)
Acquisition of land use rights	(48,494)	—
Proceeds from foreign currency contracts	—	453,818
Payments on foreign currency contracts	—	(448,640)
Change in restricted cash	(28)	—
Net cash used in investing activities	(2,202,576)	(2,674,039)

FINANCING ACTIVITIES:
Proceeds from the issuance of long-term debt	994,705	1,610,449
Payment of debt issuance costs - revolving credit facility	—	(4,005)
Payments related to conversion of senior notes	—	(147,629)
Repurchase of common stock	(757,477)	(2,267,384)
Payments of contingent consideration	—	(10,700)
Proceeds from exercise of stock options	13,262	19,139
Excess tax benefits on stock-based awards and other equity deductions	72,116	90,935
Net cash provided by (used in) financing activities	322,606	(709,195)
Effect of exchange rate changes on cash and cash equivalents	6,786	(144,918)
Net increase (decrease) in cash and cash equivalents	945,004	(1,306,993)
Cash and cash equivalents, beginning of period	1,477,265	3,148,651
Cash and cash equivalents, end of period	$2,422,269	$1,841,658
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$612,612	$499,421
Cash paid during the period for interest	$87,427	$50,400
Non-cash investing activity for contingent consideration	$—	$9,170

The Priceline Group Inc. UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF GROSS PROFIT TO NON-GAAP GROSS PROFIT		Three Months Ended September 30,		Nine Months Ended September 30,
		2016	2015	2016	2015

	Gross profit	$3,589,063	$2,947,282	$8,038,331	$6,712,424

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	—	(13,655)	—	(30,059)

	Non-GAAP Gross profit	$3,589,063	$2,933,627	$8,038,331	$6,682,365

RECONCILIATION OF OPERATING INCOME TO NON-GAAP OPERATING INCOME (OLD METHODOLOGY)		Three Months Ended September 30,		Nine Months Ended September 30,
		2016	2015	2016	2015

	Operating income	$833,227	$1,488,707	$2,115,952	$2,601,007

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	—	(13,655)	—	(30,059)
(b)	Stock-based employee compensation	54,074	58,274	175,050	172,446
(c)	Amortization of intangible assets	41,949	42,229	127,375	128,210
(e)	Impairment of goodwill	940,700	—	940,700	—

	Non-GAAP Operating income	$1,869,950	$1,575,555	$3,359,077	$2,871,604

	Non-GAAP Operating income as a % of Non-GAAP Gross profit	52.1%	53.7%	41.8%	43.0%

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (OLD METHODOLOGY)		Three Months Ended September 30,		Nine Months Ended September 30,
		2016	2015	2016	2015

	Net income	$506,017	$1,196,732	$1,461,079	$2,047,091

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	—	(13,655)	—	(30,059)
(b)	Stock-based employee compensation	54,074	58,274	175,050	172,446
(d)	Depreciation and amortization	78,745	69,054	229,328	201,730
(e)	Impairment of goodwill	940,700	—	940,700	—
(f)	Interest income	(24,218)	(14,682)	(65,857)	(39,315)
(f)	Interest expense	55,480	41,436	152,664	116,462
(g)	Loss on early extinguishment of convertible debt	—	—	—	3
(h)	Impairment of cost-method investments	—	—	63,208	—
(i)	Income tax expense	291,517	259,438	489,496	464,699

	Adjusted EBITDA	$1,902,315	$1,596,597	$3,445,668	$2,933,057

The Priceline Group Inc. UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME (OLD METHODOLOGY)		Three Months Ended September 30,		Nine Months Ended September 30,
		2016	2015	2016	2015

	Net income	$506,017	$1,196,732	$1,461,079	$2,047,091

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	—	(13,655)	—	(30,059)
(b)	Stock-based employee compensation	54,074	58,274	175,050	172,446
(c)	Amortization of intangible assets	41,949	42,229	127,375	128,210
(e)	Impairment of goodwill	940,700	—	940,700	—
(g)	Debt discount amortization related to convertible debt	16,226	15,703	48,281	47,053
(g)	Loss on early extinguishment of convertible debt	—	—	—	3
(h)	Impairment of cost-method investments	—	—	63,208	—
(j)	Income tax adjustments	9,877	4,959	(11,737)	21,007

	Non-GAAP Net income	$1,568,843	$1,304,242	$2,803,956	$2,385,751

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED COMMON SHARE (OLD METHODOLOGY)		Three Months Ended September 30,		Nine Months Ended September 30,
		2016	2015	2016	2015

	GAAP weighted-average number of diluted common shares outstanding	49,975	51,130	50,048	51,952
(k)	Adjustment for unvested restricted stock units and performance share units	342	319	361	278
	Non-GAAP weighted-average number of diluted common shares outstanding	50,317	51,449	50,409	52,230
	Net income applicable to common stockholders per diluted common share
	GAAP	$10.13	$23.41	$29.19	$39.40
	Non-GAAP	$31.18	$25.35	$55.62	$45.68

Notes:
(a)	Adjustment for travel transaction taxes (including estimated interest and penalties) principally related to a favorable ruling in the State of Hawaii is recorded in Cost of revenues.
(b)	Stock-based employee compensation is recorded in Personnel expense.
(c)	Amortization of intangible assets is recorded in Depreciation and amortization expense.
(d)	Depreciation and amortization are excluded from Net income to calculate Adjusted EBITDA.
(e)	Impairment of goodwill is recorded in Operating expenses and related to OpenTable.
(f)	Interest income and Interest expense are excluded from Net income to calculate Adjusted EBITDA.
(g)
Non-cash interest expense related to the amortization of debt discount and loss on early extinguishment of convertible debt are recorded in Interest expense and Foreign currency transactions and other, respectively.

(h)	Impairment of cost-method investments is recorded in Other income (expense) and principally relates to our investment in Hotel Urbano.
(i)	Income tax expense is excluded from Net income to calculate Adjusted EBITDA.
(j)
Excludes income tax expense where no tax payments are owed because of existing net operating losses, primarily related to U.S. federal and state income taxes, and reflects the tax impact of non-GAAP adjustments.

(k)
Additional shares related to unvested restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based employee compensation expense.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

The Priceline Group Inc. Statistical Data In millions (Unaudited)

Gross Bookings	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16
Agency	$11,821	$8,974	$11,908	$12,867	$12,850	$10,344	$14,534	$15,369	$15,757
Merchant	2,002	1,685	1,867	2,094	1,928	1,670	2,119	2,494	2,703
Total	$13,823	$10,659	$13,775	$14,960	$14,778	$12,015	$16,653	$17,862	$18,460

Year/Year Growth
Agency	31.0%	18.5%	13.2%	11.1%	8.7%	15.3%	22.1%	19.4%	22.6%
Merchant	15.0%	7.9%	5.8%	7.0%	(3.7)%	(0.9)%	13.5%	19.1%	40.2%

Total	28.4%	16.7%	12.2%	10.5%	6.9%	12.7%	20.9%	19.4%	24.9%
excluding F/X impact	29%	23%	26%	26%	22%	24%	26%	21%	26%

Units Sold	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16
Room Nights	94.8	78.2	104.6	113.1	115.6	99.1	136.5	140.7	149.6
Year/Year Growth	26.7%	24.0%	25.4%	26.2%	22.0%	26.6%	30.5%	24.4%	29.4%

Rental Car Days	14.2	11.0	14.6	17.2	16.0	12.2	16.2	18.5	18.0
Year/Year Growth	18.1%	16.1%	18.0%	20.1%	13.0%	10.6%	10.9%	7.9%	12.5%

Airline Tickets	2.0	1.7	2.0	2.1	2.0	1.7	1.8	2.0	1.9
Year/Year Growth	8.0%	(4.0)%	(3.2)%	0.3%	(1.1)%	(2.6)%	(7.2)%	(6.6)%	(2.5)%

	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16
Revenue	$2,836.5	$1,840.1	$1,840.7	$2,280.4	$3,102.9	$2,000.0	$2,148.1	$2,555.9	$3,690.6
Year/Year Growth	25.0%	19.4%	12.1%	7.4%	9.4%	8.7%	16.7%	12.1%	18.9%

Gross Profit	$2,620.0	$1,674.7	$1,672.2	$2,092.9	$2,947.3	$1,879.4	$2,019.5	$2,429.8	$3,589.1
Year/Year Growth	31.7%	25.6%	18.9%	11.1%	12.5%	12.2%	20.8%	16.1%	21.8%

Amounts may not total due to rounding.

Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.

Exhibit 1: UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION UNDER NEW METHODOLOGY

The Priceline Group Inc.
(In thousands, except per share data)

		Three Months Ended							Year Ended
		March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,
		2015	2015	2015	2015	2016	2016	2016	2015
Reconciliation of Operating Income to Non-GAAP Operating Income
	Operating Income	$433,969	$678,331	$1,488,707	$657,900	$550,318	$732,407	$833,227	$3,258,907
(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	(16,404)	—	(13,655)	—	—	—	—	(30,059)
(b)	Amortization of intangible assets	43,328	42,653	42,229	42,767	42,385	43,041	41,949	170,977
(d)	Impairment of goodwill	—	—	—	—	—	—	940,700	—
	Non-GAAP Operating income	$460,893	$720,984	$1,517,281	$700,667	$592,703	$775,448	$1,815,876	$3,399,825
	% of Non-GAAP Gross profit *	27.8%	34.4%	51.7%	37.3%	29.3%	31.9%	50.6%	39.7%

Reconciliation of Net Income to Adjusted EBITDA
	Net Income	$333,327	$517,032	$1,196,732	$504,269	$374,424	$580,638	$506,017	$2,551,360
(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	(16,404)	—	(13,655)	—	—	—	—	(30,059)
(c)	Depreciation & amortization	65,002	67,674	69,054	70,764	72,871	77,712	78,745	272,494
(d)	Impairment of goodwill	—	—	—	—	—	—	940,700	—
(e)	Interest income	(11,596)	(13,037)	(14,682)	(16,414)	(20,347)	(21,292)	(24,218)	(55,729)
(e)	Interest expense	33,479	41,547	41,436	43,767	46,894	50,290	55,480	160,229
(f)	Loss on extinguishment of convertible debt	3	—	—	—	—	—	—	3
(g)	Impairment of cost-method investments	—	—	—	—	50,350	12,858	—	—
(h)	Income tax expense	73,916	131,345	259,438	112,261	86,069	111,910	291,517	576,960
	Adjusted EBITDA	$477,727	$744,561	$1,538,323	$714,647	$610,261	$812,116	$1,848,241	$3,475,258
	% of Non-GAAP Gross profit *	28.9%	35.6%	52.4%	38.0%	30.2%	33.4%	51.5%	40.6%

Reconciliation of Net Income to Non-GAAP Net Income
	Net Income	$333,327	$517,032	$1,196,732	$504,269	$374,424	$580,638	$506,017	$2,551,360
(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	(16,404)	—	(13,655)	—	—	—	—	(30,059)
(b)	Amortization of intangible assets	43,328	42,653	42,229	42,767	42,385	43,041	41,949	170,977
(d)	Impairment of goodwill	—	—	—	—	—	—	940,700	—
(f)	Debt discount amortization related to convertible debt	15,775	15,575	15,703	15,832	15,962	16,093	16,226	62,885
(f)	Loss on extinguishment of convertible debt	3	—	—	—	—	—	—	3
(g)	Impairment of cost-method investments	—	—	—	—	50,350	12,858	—	—
(i)	Tax impact of Non-GAAP adjustments	(16,203)	(21,816)	(16,150)	(22,222)	(22,140)	(22,255)	(21,192)	(76,391)
	Non-GAAP Net Income	$359,826	$553,444	$1,224,859	$540,646	$460,981	$630,375	$1,483,700	$2,678,775

Reconciliation of GAAP to Non-GAAP Net Income Per Share
	GAAP weighted average number of diluted common shares outstanding	52,406	52,038	51,130	50,403	50,129	50,059	49,975	51,593

	Non-GAAP Net income per diluted common share	$6.87	$10.64	$23.96	$10.73	$9.20	$12.59	$29.69	$51.92

	Notes:
*	Non-GAAP gross profit is unchanged from figures previously reported.

(a)	Adjustment for travel transaction taxes (including estimated interest and penalties) principally related to a favorable ruling in the State of Hawaii is recorded in Cost of revenues.
(b)	Amortization of intangible assets is recorded in Depreciation and amortization expense.
(c)	Depreciation and amortization are excluded from Net income to calculate Adjusted EBITDA.
(d)	Impairment of goodwill is recorded in Operating expenses and related to OpenTable.
(e)	Interest income and Interest expense are excluded from Net income to calculate Adjusted EBITDA.
(f)
Non-cash interest expense related to the amortization of debt discount and loss on early extinguishment of convertible debt are recorded in Interest expense and Foreign currency transactions and other, respectively.

(g)	Impairment of cost-method investments is recorded in Other income (expense) and principally relates to our investment in Hotel Urbano.
(h)	Income tax expense is excluded from Net income to calculate Adjusted EBITDA.
(i)	Reflects the tax impact of non-GAAP adjustments.

For a more detailed discussion of the adjustments described above, please see the section in our most recent earnings press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.